STERLING GROUP VENTURES, INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2003

(Stated in US Dollars)

(Unaudited)

STERLING GROUP VENTURES, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
November 30, 2003
(Stated in US Dollars)
(Unaudited)

			(Note 2)		Pro Forma
	Sterling Group	Micro	Pro Forma		Consolidated
ASSETS	Ventures, Inc.	Express Ltd.	Adjustments	Notes	Balance

Current
Cash	$5,709	$-	$-		$5,709

Total current assets	$5,709	$-	$-		$5,709

LIABILITIES

Current
Accounts payable and accrued
liabilities	$800	$11,300	$-		$12,100

Total current liabilities	800	11,300	-		12,100

STOCKHOLDER’S DEFICIENCY

Common stock	11,360	1	4,909	(3) (4)	4,910
			(11,360)

Paid-in capital	71,040	1,881	(71,040)	(3) (4)	1,881

Cumulative translation
adjustment	(583)	-	(583)	(3) (4)	-
Deficit	(76,908)	(13,182)	(76,908)	(3) (4)	(13,182)

	4,909	(11,300)	-		(6,391)

	$5,709	$-	$-		$5,709

SEE ACCOMPANYING NOTES

STERLING GROUP VENTURES, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
for the six months ended November 30, 2003
(Stated in US Dollars)
(Unaudited)

			Pro forma
	Sterling Group	Micro	Consolidated
	Ventures, Inc.	Express Ltd.	Total
Expenses
Administrative expenses	$17,007	$2,060	$19,067
Resource property costs	29,528	-	29,528

Net loss for the period	$(46,535)	$(2,060)	$(48,595)

Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding
– basic and diluted	10,688,095	-	35,688,095

SEE ACCOMPANYING NOTES

STERLING GROUP VENTURES, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
for the year ended May 31, 2003
(Stated in US Dollars)

(Unaudited)

			Pro forma
	Sterling Group	Mirco	Consolidated
	Ventures, Inc.	Express Ltd.	Total
Expenses
Administrative expenses	$22,310	$1,360	$23,670

Net loss for the year	$(22,310)	$(1,360)	$(23,670)

Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding
– basic and diluted	10,300,000	-	35,300,000

SEE ACCOMPANYING NOTES

STERLING GROUP VENTURES, INC.
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2003
(Stated in US Dollars)
(Unaudited)

Note 1

Basis of Presentation

The accompanying unaudited pro forma consolidated balance sheet and unaudited consolidated statements of operations give effect to the acquisition of Micro Express Ltd. (“Micro”) by Sterling Group Ventures, Inc. (“Sterling”) on January 20, 2004.

The unaudited pro forma consolidated financial statements of Sterling included herein have been prepared by management of Sterling in accordance with the accounting principles generally accepted in the United States of America. They have been prepared from information derived from the November 30, 2003 (unaudited) and May 31, 2003 (audited) financial statements of Sterling and the November 30, 2003 (unaudited) and May 31, 2003 (audited) financial statements of Micro, together with other information available to the corporations. In the opinion of management of Sterling, these unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation of the acquisition of Micro by Sterling as described below.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Sterling and Micro referred to above and included elsewhere in this 8-K. The Sterling unaudited pro forma consolidated balance sheet gives effect to the acquisition of Micro as if it had occurred on November 30, 2003. The unaudited pro forma consolidated statements of operations gives effect to the acquisition of Micro as if it had occurred at the start of the fiscal periods beginning on June 1, 2002 for Sterling and Micro. These unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations, which would have resulted if the combination and related transactions had actually occurred on those dates.

Note 2

Micro Express Ltd.

Micro is a British Virgin Island company and operates primarily in Canada and the Peoples Republic of China. The financial statements of Micro were prepared in accordance with generally accepted accounting principles in the United States of America.

Note 3

Acquisition of Micro Express ltd.

On January 20, 2004, Sterling, entered into an acquisition agreement with Micro whereby Sterling issued 25,000,000 of its common shares in exchange for all the issued and outstanding shares of Micro. The business combination will be accounted for as a reverse acquisition, with Micro being treated as the accounting acquirer.

The carrying values of the assets and liabilities of Sterling as presented in the November 30, 2003 historical financial statements approximate their fair values.

Sterling Group Ventures, Inc.
Notes to the Pro Forma Consolidated Financial Statements
November 30, 2003
(Stated in US Dollars)
(Unaudited) – Page 2

Note 3	Acquisition of Micro Express Ltd. – (cont’d)

	The net assets of Sterling acquired are as follows:

	Cash	$5,709
	Liabilities	(800)

		$4,909

	Deemed Consideration
	11,360,000 common shares of Sterling prior to the
	acquisition of Micro	$4,909

Note 4	Share Capital

			Additional
	Common shares		Paid-in
	Number	Par value	Capital
Balance, November 30, 2003	1	$1	$1,881
Micro common shares prior to
acquisition	(1)	-	-
Outstanding common shares of Sterling
prior to acquisition	11,360,000	4,909	-
Issued pursuant to acquisition agreement	25,000,000	-	-
Pro forma, November 30, 2003	36,360,000	$4,910	$1,881

Note 5

Pro-forma Loss Per Share

Pro-forma loss per share has been calculated using the historical weighted average number of shares previously reported and amended as if the pro-forma common shares of Sterling issued pursuant to the acquisition have been outstanding since the beginning of the periods.